State Bank Financial Corporation September 2016 Investor Presentation

2 Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “will,” “expect,” “should,” “anticipate,” “may,” and “project,” as well as similar expressions. Pro forma financial information is not a guarantee of future results and is presented for informational purposes only. These forward- looking statements include, but are not limited to, statements regarding our proposed acquisitions of NBG Bancorp (“NBG”) and its subsidiary and S Bankshares and its subsidiary, including our belief that these acquisitions will provide entry into attractive new markets and other key transaction assumptions, statements regarding our significant opportunity for deposit growth in the Atlanta and Augusta markets, statements regarding our strategic outlook, including our forward vision (slide 8), statements regarding building our long-term earnings power (slide 9), and other statements about expected developments or events, our future financial performance, and the execution of our strategic goals. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions (“risk factor”) that are difficult to predict with regard to timing, extent, likelihood and degree. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors including, without limitation, the following: • completion of the transactions with NBG and S Bankshares is dependent on, among other things, receipt of regulatory approvals and S Bankshares shareholder approval, the timing of which cannot be predicted and which may not be received at all; • the impact of the completion of the transactions with NBG and S Bankshares on our financial statements will be affected by the timing of the transactions; • the transactions may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events; • the integration of NBG’s and S Bankshares’ business and operations into ours may be more costly than anticipated or have unanticipated adverse results related to NBG’s, S Bankshares’ or our existing businesses; • our ability to achieve anticipated results from the transactions with NBG and S Bankshares will depend on the state of the economic and financial markets going forward; • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause deterioration in the economy or cause instability in credit markets; and • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year. These and other risk factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward- looking statement.

3 2Q16 Proforma Total Assets $3.6 billion $4.1 billion Total Loans $2.3 billion $2.8 billion Total Deposits $2.9 billion $3.3 billion Total Equity $553 million TCE Ratio 14.3% Dividend Yield 2.75% Market Cap $751 million Key Metrics State Bank Financial Corporation Profile Atlanta Macon Warner Robins Augusta Savannah Athens Gainesville l STBZ l NBG l S Bank  Headquartered in Atlanta, Georgia  After closing two pending deals, State Bank will have a footprint in 7 of the 8 largest MSAs in Georgia, including:  31 full-service banking offices  8 mortgage origination offices 1 1 Proforma for pending acquisitions of NBG Bancorp, Inc. and S Bankshares, Inc. STBZ Profile

4 Investment Thesis  Management team with a 30+ year track record in Georgia of successful acquisitions / integrations and building long-term shareholder value  Strong historical growth in core deposits and organic loans  Excellent credit metrics with minimal levels of NPAs, NCOs, and past due loans  Asset-sensitive balance sheet  Robust capital levels to support growth and opportunistic transactions  Attractive dividend yield and payout ratio  Concentrated branch footprint in high-quality metro markets  Well-positioned acquirer as one of only three publicly traded banks headquartered in Georgia with $2 billion to $5 billion in assets

5 Acquisition History July 2009 – October 2011 12 FDIC-assisted acquisitions Total Assets: $3.9 billion Total Deposits: $3.6 billion January 2015 First Bank of Georgia Assets: $527 million Deposits: $418 million Announced April 2016 National Bank of Georgia Assets: $417 million Deposits: $322 million February 2015 Boyett Insurance Agency October 2012 Altera Payroll Services October 2014 Bank of Atlanta Assets: $186 million Deposits: $149 million October 2015 Patriot Capital Equipment Finance Announced May 2016 S Bank Assets: $109 million Deposits: $91 million $4.1 billion proforma assets Prior to July 2009 Change of Control $35 million in assets 2 Branches in Middle Georgia 2009 - 2011 2012 - 2014 2015 2016 Note: National Bank of Georgia, S Bank, and proforma metrics as of June 30, 2016

Strong Core Deposit Base with Significant Opportunity for Growth

STATE BANK Financial Corporation

- 4th highest deposit market share in state of Georgia among Georgia-based banks
- $1.1 billion in deposits in Atlanta market presents continued opportunity for significant growth

($ in 000)	STBZ					Total MSA		
MSA	Deposits	Deposits / Branch	# of Branches	Market Share %	Branch Share %	Deposits	Deposits / Branch	# of Branches
Atlanta	$1,111,408	$185,235	6	0.8%	0.5%	$143,394,524	$112,466	1,275
Macon / Warner Robins	$1,224,832	$111,348	11	25.1%	12.1%	$4,887,334	$53,707	91
Augusta	$432,550	$61,793	7	5.5%	5.5%	$7,920,814	$61,881	128

Atlanta

- Average deposits per branch of $185mm is well above average competitor deposits per branch
- Less than 1% market share of $143 billion in deposits presents tremendous growth opportunity
- Over 75% of the market is dominated by large regional and national competitors

Middle Georgia

- Average deposits per branch of $111mm is more than twice the average competitor deposits per branch
- Maintained #1 market share since 2005 *(including predecessor bank)*

Augusta

- Represents State Bank's newest market, entered in January 2015
- Second largest MSA in Georgia by population and deposits
- 5.5% market share ranks second among Georgia-based banks

Source: SNL Financial; FDIC deposit data as of 6/30/15

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7 Core Franchise Transformation  Strong historical organic loan growth while maintaining exceptional credit quality  Interest income (excluding accretion) grew at a 21% compound annual rate from 2011 to 2015  Noninterest income in 2015 increased 138% from 2014 ($ i n m m ) 0 500 1,000 1,500 2,000 2,500 2010 2011 2012 2013 2014 2015 2Q16 Total Loan Portfolio Organic & Purchased Non-Credit Impaired Purchased Credit Impaired 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 2011 2012 2013 2014 2015 Interest Income and Accretion Interest Income Accretion ($ i n 000 s) ($ i n 000 s) 1 Excludes (amortization)/accretion of FDIC receivable and gain on acquisitions 0 10,000 20,000 30,000 40,000 2011 2012 2013 2014 2015 Noninterest Income 1

8  Grow Commercial Relationships by Targeting Net Funding Segments  Scale Efficient Asset-generating Lines of Business  Foster a Culture of Efficiency  Maintain Focus on Noninterest Income Strategic Outlook  Management Depth  Disciplined and Experienced Acquirer  Balance Sheet Strength  Strong Credit Quality Metrics  Shareholder Focused Management Team with Significant Insider Ownership Solid Foundation Built on Proven Performance Forward Vision

9 Building Long-Term Earnings Power Strategy for Achievement  Enhancing the organization for sustainable long-term earnings growth through scalable fee and asset-generating lines of business  Funding and supporting these lines of business through relationship-based core deposit growth  Continuing to provide meaningful value-added services to our clients Commercial & Community Banking Relationship-based funding and lending Fee Income Drivers Mortgage, SBA, Payroll Efficient Asset Generation CRE, Patriot, Specialty Finance Target ROTCE 10% – 12%

10 Diversified Lines of Business Commercial & Community Banking Core Bank Funding Engine Atlanta, Augusta, Middle Georgia Mortgage Scalable retail and wholesale mortgage platform located throughout the bank’s branches and mortgage offices across the state Patriot Capital Leading supplier of equipment financing for petroleum industry since 2000 SBA Lending SBA Preferred Lender; recent SBA team addition expands geographic reach and lending verticals Specialty Finance Provides portfolio diversity through purchased pools of loans and leases Payroll / Insurance Consolidated service offering of payroll, benefits, HRIS, tax, and insurance products targeting small and middle market businesses Commercial Real Estate Highly efficient asset-generating line of business and a core competency of State Bank Homebuilder Finance Efficient team with significant relationships in Georgia residential homebuilder markets

11 2Q 2016 Financial Results

2Q16 Results Summary

STATE BANK
Financial Corporation

Income Statement Highlights			
(dollars in thousands, except per share data)	2Q16	1Q16	2Q15
Interest income on loans	$25,406	$24,342	$23,070
Accretion income on loans	13,961	9,743	8,365
Interest income on invested funds	4,726	4,673	4,032
Total interest income	44,093	38,758	35,467
Interest expense	2,371	2,113	1,972
Net interest income	41,722	36,645	33,495
Provision for loan and lease losses	6	(134)	64
Net interest income after provision for loan losses	41,716	36,779	33,431
Noninterest income	10,230	9,391	9,319
Amortization of FDIC receivable	-	-	(15,040)
Total noninterest expense	30,674	28,898	31,357
Income before income taxes	21,272	17,272	(3,647)
Income tax expense	7,433	6,434	(1,626)
Net income (loss) available to common shareholders	$13,839	$10,838	($2,021)
Diluted net income (loss) per share	.37	.29	(.06)
Dividends per share	.14	.14	.06
Tangible book value per share[1]	13.77	13.49	13.51

Balance Sheet Highlights (period-end)			
Total loans	$2,345,096	$2,258,533	$2,042,186
Organic	2,004,858	1,895,340	1,524,286
Purchased non-credit impaired	205,705	223,398	340,539
Purchased credit impaired	134,533	139,795	177,361
Total assets	3,586,503	3,532,971	3,300,308
Noninterest-bearing deposits	829,673	891,511	762,100
Total deposits	2,885,490	2,905,598	2,736,285
Shareholders' equity	553,356	545,855	522,984

- 2Q16 net income of $13.8 million, or $.37 per diluted share
- Interest income on loans and invested funds up 4% in the quarter and 11% from 2Q15
- Noninterest income increased 9% versus the prior quarter and 10% compared to the prior year period
- Announced two bank acquisitions that will add three attractive MSAs to our footprint
- $.14 quarterly dividend represents an attractive 2.8% yield at end of 2Q16 and 42% payout ratio in the first half of 2016

[1] Denotes a non-GAAP financial measure; for more information, refer to Table 8 of the 2Q16 earnings press release
Note: Consolidated financial results contained throughout this presentation are unaudited; numbers may not add due to rounding

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13 Enhancing Fundamental Performance Interest Income Noninterest Income Core Deposit Funding  Noninterest income of $10.2mm was up 10% compared to 2Q15  Record quarter for mortgage and 2nd highest quarter for SBA  Payroll income increased 16% year-over-year  Average noninterest-bearing deposits represent 30% of average total deposits  Cost of funds remains low at 33 bps  Noninterest expense increased due to new hires in revenue-producing lines of business and higher production commissions in 2Q16  Burden ratio1 was 2.30% in the first half of 2016, down from 2.54% in the first half of 2015 Efficiency  Interest income on loans and invested funds increased $1.1mm (+4%) from 1Q16 and $3.0mm (+11%) from 2Q15  Total loans were up $87mm from the previous quarter 1 Ratio defined as annualized noninterest expense minus annualized noninterest income, excluding (amortization)/accretion of FDIC receivable, divided by average assets

14 Strong Revenue Trends – Interest Income  Continue to replace accretion income with interest income from organic and purchased non-credit impaired portfolios  Total interest income (excluding accretion) of $30.1mm in 2Q16 compared to $27.1mm in 2Q15 and $17.9mm in 2Q14 ($ i n 000 s)  Net interest margin significantly impacted by quarterly accretion volatility  Net interest margin excluding accretion has improved year-over- year to 3.53% at 2Q16 5,000 10,000 15,000 20,000 25,000 30,000 35,000 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Interest Income and Accretion Interest Income Accretion 7.38% 5.08% 3.11% 3.53% 2% 3% 4% 5% 6% 7% 8% 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Net Interest Margin NIM NIM excluding Accretion

15  Payroll fee income increased 16% year-over-year as number of clients increased 9% year-over-year Strong Revenue Trends – Noninterest Income  2Q16 mortgage production of $143mm, leading to a 17% quarterly increase in fee income  SBA production increased to $28.6mm in 2Q16, a 39% increase from 1Q16 and 113% increase from 2Q15  Total 2Q16 noninterest income of $10.2mm 0 2,000 4,000 6,000 8,000 10,000 12,000 2Q15 3Q15 4Q15 1Q16 2Q16 Service Charge Other Mortgage Payroll SBA ($ i n 000 s) 0 50 100 150 200 0 1,000 2,000 3,000 4,000 2Q15 3Q15 4Q15 1Q16 2Q16 Pr o d u cti o n ($ in m m ) N o n in ter es t In com e ($ i n 000 s) Income Production 1,000 1,050 1,100 1,150 1,200 0 250 500 750 1,000 1,250 1,500 2Q15 3Q15 4Q15 1Q16 2Q16 # o f C lien ts N o n in ter es t In com e ($ i n 000 s) Income Number of Clients 0 5 10 15 20 25 30 35 0 500 1,000 1,500 2,000 2Q15 3Q15 4Q15 1Q16 2Q16 Pr o d u cti o n ($ in m m ) N o n in ter es t In com e ($ i n 000 s) Income Production

16 ($ in mm) Loan Composition 2012 2013 2014 2015 2Q16 Construction, land & land development $230 $251 $313 $501 $482 Other commercial real estate 458 550 636 736 814 Residential real estate 43 67 135 210 200 Owner-occupied real estate 172 175 212 281 294 C&I and Leases 74 71 123 267 384 Consumer 8 9 9 21 36 Total Organic & PNCI Loans 986 1,123 1,428 2,015 2,211 PCI Loans 475 257 206 146 135 Total Loans $1,460 $1,381 $1,635 $2,160 $2,345 Solid Loan Growth To ta l L o an s ($ in m m ) 1 New loan fundings include new loans funded and net loan advances on existing commitments 0 125 250 375 500 500 1,000 1,500 2,000 2,500 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Total Loan Portfolio Organic PNCI PCI New Loan Fundings Organic Net Loan Growth 1  Organic and PNCI loans increased $92mm in the quarter and $346mm year- over-year to end 2Q16 at $2.2B  Strong quarter of new loan originations with diverse growth across the portfolio Fu n d in gs / G ro w th ($ in m m )

17 Loan Portfolio and CRE Composition 1 Organic and PNCI loans as of June 30, 2016 Commercial Real Estate Composition  Significant industry, client, source of repayment, and geographic diversity in the CRE portfolio  Construction, land & land development (AD&C) comprises both commercial and residential construction, which make up 15% and 12%, respectively, of total CRE CRE 37% AD&C 22% SFR 9% OORE 13% C&I 13% Leases 4% Consumer 2% Loan Portfolio 1 ($ in mm) Organic PNCI Total % of Total CRE CRE Retail $188 $22 $210 16% Office 141 7 148 11% Multifamily 125 9 134 10% Hospitality 117 6 122 9% Industrial 66 8 74 6% Sr. Housing 23 4 26 2% Farmland 24 - 24 2% Mini Storage 15 7 22 2% Restaurant 20 1 20 2% C-Store 18 0 19 1% Other 12 1 14 1% Total $749 $65 $814 63% Construction, Land & Land Development Commercial Construction $191 - $191 15% Residential Construction 156 - 156 12% Land & Development 124 $11 135 10% Total $471 $11 $482 37% Total Commercial Real Estate $1,220 $76 $1,296

18 Core Deposit Funding ($ i n m m ) N IB / Tot al D ep o sit s  Attractive, low-cost core deposit mix focused on transaction-based funding ($ in mm) Deposit Composition 2012% 2013% 2014% 2015% 2Q16 % Noninterest-bearing 342 16% 413 20% 490 23% 758 27% 848 30% Interest-bearing transaction 318 15% 336 16% 386 18% 519 19% 531 18% Savings & MMA 1,030 48% 928 44% 911 42% 1,060 38% 1,052 37% CDs 476 22% 431 20% 380 18% 437 16% 441 15% Total Deposits $2,166 $2,107 $2,166 $2,773 $2,873 10% 15% 20% 25% 30% 35% 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2012 2013 2014 2015 2Q16 Deposit Mix NIB IB Transaction Savings & MMA CDs NIB / Total Deposits Note: Average deposit balances